  [MEDIUM TERM SENIOR NOTE, SERIES I
   FACE OF CONFIRMATION]

[NUMBER]  CUSIP Agent's      ASSOCIATES CORPORATION
                Name         OF NORTH AMERICA
                             250 East Carpenter Freeway
                             Irving, Texas 75062-0729

- ------------------------------------------------------------


          Principal    Trade     Issue and   Price (100%     Initial     Interest Commission %
          Amount       Date      Settlement  Unless          Rate (If a
                                             Otherwise       Floating Rate
                                             Indicated)      Note)





     Maturity Trustee's Trustee's  Interest Rate Interest Rate    Tax  Payer's Transferred
     Date     Cust. No. Ticket No. (if a Fixed   Basis and Index  ID or Soc.
                                    Rate Note)    Maturity (if a    Sec.No.
                                                  Floating Rate Note)



- ------------------------------------------------------------------------------

Name and Address of  MEDIUM TERM SENIOR NOTE, SERIES I
of Registered Owner   CONFIRMATION OF PURCHASE


  Paying Agent - Trustee
The Chase Manhattan Bank (National Association)




- ------------------------------------------------------------

CUSTOMER'S COPY     Retain for Tax Purposes
Please Sign and Return
Enclosed Receipt

 [BACK OF CONFIRMATION]


The Agent named on the front side hereof has acted as agent for Associates Corporation of North America in the sale of the Note to you and will receive a commission from Associates Corporation of North America equal to the percentage of the Principal Amount of the Note appearing on the front of this confirmation.

The time of the transaction will be furnished upon request.

      [FORM OF FACE OF MEDIUM TERM SENIOR NOTE]

 [FOR GLOBAL SECURITY REPRESENTING BOOK ENTRY NOTE ONLY]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER,PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
Registered No.

CUSIP

ASSOCIATES CORPORATION OF NORTH AMERICA
MEDIUM TERM SENIOR Note, Series I

IF APPLICABLE, THE "TOTAL AMOUNT OF OID" AND "YIELD TO
MATURITY" SET FORTH BELOW WILL BE COMPLETED SOLELY FOR THE
PURPOSES  OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE
DISCOUNT("OID")RULES.

Floating Rate Note / /    Fixed Rate Note / /

Principal Amount:

Original Issue Date:   Interest Rate:    Maturity Date:
    (if a Fixed Rate Note)
Interest Accrual Date:     Interest Payment Dates:

Issue Price: Total Amount of OID:

    Yield to Maturity:
    Initial Accrual Period
OID:
Redemption Terms:
Sinking Fund Provisions:
    Only Applicable if This is a Floating Rate Note:

Initial Interest Rate:
Index Maturity:    Interest Rate Basis:   Spread (plus or minus):

Interest Payment Period:   Spread Multiplier:

Interest Reset Period:     Maximum Interest Rate:

Interest Payment Date:     Minimum Interest Rate:

Interest Reset Dates:
Interest Determination Dates:
Other Provisions

Associates Corporation of North America, a Delaware
corporation(herein called the"Company",   which term includes any
successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to
                              or registered assigns,the principal
amount of                                        DOLLARS on the
Maturity Date specified above, and to pay interest thereon,as described on the reverse hereof.
     Payment of the principal of and interest on this Note due at Maturity will be made, upon presentation of this Note, in immediately available funds, the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time designate, in such coin or currency of the United States of America as at the time of payment is legal tender for debts; provided, however, that at the option of the Company payment of interest other than at Maturity may be made by wire trransfer or (subject to collection) by check mailed to the address of the Person entitiled thereto as such address shall appear in the Securities Register.
      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated:


TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities of the series provided for under the within-mentioned Indenture.
The Chase Manhattan Bank (National Association) as Trustee

      Authorized Signatory

[Facsimile Seal]

ASSOCIATES CORPORATION OF NORTH AMERICA
 By [Facsimile Signature]
 Chairman of the Board

ATTEST: [Facsimile Signature]

 Secretary

[FORM OF REVERSE OF MEDIUM TERM SENIOR NOTE CERTIFICATE]

ASSOCIATES CORPORATION OF NORTH AMERICA
MEDIUM TERM SENIOR NOTE, SERIES I

1. This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness hereinafter called the"Securities") of the Company of the series specified above (the "Notes"), all such Securities issued and to be issued under an indenture dated as of November 1, 1995 (the"Indenture") between the Company and The Chase Manhattan Bank(National Association) ("Chase"), as Trustee, to which Indenture and all further indentures supplemental thereto reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights,obligations, duties and immunities of the Trustee and of the Company. The series of Securities consisting of the Notes is unlimited in aggregate principal amount. As provided in the Indenture, said Securities may be issued in one or more series, which different series may be issued in various principal amounts, may bear different dates and mature at different times,may bear interest, if any, at different rates and may otherwise vary as in the Indenture provided or permitted.
The Notes maybe issued in various principal amounts, may bear interest at different rates and may otherwise vary, all as provided for in the Indenture.

2. Neither this Note nor the Notes are redeemable in full or in part prior to Stated Maturity or subject to any sinking fund provisions unless any such redemption or sinking fund provisions are stated on the face hereof or on the face of any of the other Notes, as the case may be, and then only under such terms as may be so stated there. Any required notice of redemption or sinking fund payments shall be given only to the Registered Holders of Notes which bear provisions for such required redemption or sinking fund payments, as the case may be.

3.A. If this is a Fixed Rate Note, the Company promises to pay interest on the principal amount at the Interest Rate specified on the face hereof from the Original Issue Date specified on the face hereof, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or made available for payment,interest to be payable, unless otherwise specified on the face hereof, in consecutive semi-annual payments on May 1 and November 1 of each year and at Maturity commencing on the May 1 or November 1 next succeeding such Original Issue Date; provided, however, that if such Original Issue Date occurs either between a Regular Record Date (defined herein below) and the next succeeding Interest Payment Date or on an Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date (defined herein below). Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business 15 calendar days prior to the Interest Payment Date (the "Regular Record Date")next preceding such Interest Payment Date; provided,however, that the interest payable on the Interest Payment Date occurring at Maturity or earlier redemption will be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date ("Special Record Date") not less than 10 days prior to the date fixed by the Trustee for payment of such defaulted interest, notice of which Special Record Date shall be given to Holders of Notes not less than 15 days prior to such Special Record Date. If this Note specifies that it is an Original Issue Discount Note, the Company will pay any defaulted interest at a rate equal to the Yield to Maturity specified on the face hereof. An Original Issue Discount Note shall be any Note issued with original issue discount for United States federal income tax purposes.

3.B. If this is a Floating Rate Note, the Company promises to pay interest on the principal amount at a rate per annum equal to the Initial Interest Rate specified on the face hereof until the first Interest Reset Date so specified following the Original Issue Date so specified and thereafter at a rate determined in accordance with the provisions herein below under the heading "Determination of CD Rate," "Determination of Commercial Paper Rate," "Determination of Federal Funds Rate," "Determination of LIBOR" or "Determination of Treasury Rate," depending upon whether the Interest Rate Basis so specified is CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or Treasury Rate, until the principal hereof is paid or duly made available for payment. The Company will pay interest monthly, quarterly, semi-annually or annually as specified on the face hereof under "Interest Payment Period," commencing with the first Interest Payment Date so specified next succeeding the Original Issue Date, and on the Maturity Date; provided, however, that if such Original Issue Date occurs either between a Regular Record Date and the next succeeding Interest Payment Date or on an Interest Payment Date,interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date; unless otherwise provided on the face hereof,interest will be payable: in the case of Floating Rate Notes with a daily,weekly or monthly Interest Reset Date on the third Wednesday of each month or the third Wednesday of March, June, September and December, as provided on the face hereof; with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year;
with semi-annual Interest Reset Date, on the third Wednesday of the two months provided on the face hereof; and with an annual Interest Reset Date,on the third Wednesday of the month provided on the face hereof, and provided further,however, that if an Interest Payment Date would fall on a day that is not a day other than a Saturday or Sunday, on which banking institutions in The City of New York (and,if the Interest Rate Basis specified above is LIBOR, the City of London) are open for business (a "Business Day"), such Interest Payment Date shall be the next following day that is a Business Day, except that in case the Interest Rate Basis is LIBOR, as specified on the face hereof, if such date falls in the next calendar month, such Interest Payment Date shall be the next preceding day that is a Business Day. Except as provided on the face hereof and in the Indenture referred to herein, interest payments will be made on the Interest Payment Dates specified on the face hereof. Interest on this Note will accrue from the most recent date in respect of which accrued interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date, until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date; provided, however, that interest payable at Maturity or earlier redemption will be payable to the Person to whom principal shall be payable. Any such interest which is payable but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Registered Holder hereof on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Special Record Date fixed by the Trustee, not less than 10 days prior to the date for payment of such defaulted interest, notice of which Special Record Date shall be given to the Holder hereof not less than 15 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

The interest payable hereon on each Interest Payment Date will include accrued interest from the Original Issue Date or from the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date; provided, however, that if the Interest Reset Period is daily or weekly, the interest payable on each Interest Payment Date, other than the Maturity Date,will include accrued interest from the Original Issue Date or from but excluding the last date in respect of which interest has been paid, as the case may be,to, and including,the date which is 15 calendar days immediately preceding such Interest Payment Date,and the interest payable on the Maturity Date will include accrued interest from the Original Issue Date or from the last date in respect of which interest has been paid,as the case may be, to, but excluding, the Maturity Date. Accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. This accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the Interest Rate Basis is CD Rate, Commercial Paper Rate,Federal Funds Rate or LIBOR, as indicated on the face hereof, or by the actual number of days in the years if the Interest Rate Basis is Treasury Rate, as indicated on the face hereof. The interest rate in effect on each day will be (a) if such day is as Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date; provided, however, (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate and (ii) the interest rate in effect for the ten days immediately prior to the Maturity Date will be that in effect on the tenth day preceding the Maturity Date. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate,if any, shown on the face hereof. In addition, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date and thereafter upon each succeeding Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be adjusted as specified on the face hereof under Interest Reset Period; provided, however, that if any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the Interest Rate Basis is LIBOR and such next Business Day is in the next succeeding calendar month such Interest Reset Date shall be the immediately preceding Business Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

DETERMINATION OF CD RATE. If the Interest Rate Basis is CD Rate, as indicated on the face hereof, said interest rate shall equal
(a)the rate on the Interest Determination Date specified on the face hereof for negotiable certificates of deposit having the Index Maturity specified on the face herof (1) as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System, under the heading "CDs (Secondary Market)" or
(2)if such rate is not so published by 9:00 A.M., New York City time, on the Calculation Date (as specified below) pertaining to such Interest Determination Date, then as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M.Quotations for U.S.Government Securities" under the heading "Certificates of Deposit" or (b)if such rate is not published by 3:00 P.M., New York City time, on such Calculation Date, the arithmetic mean (rounded to the nearest
 .01%, with .005% rounded upwards), as calculated by the Calculation Agent, of the secondary market offered rate as of 10:00 A.M., New York City time, on such Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the Calculation Agent, for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity (as specified on the face hereof) in a denomination of $5,000,000, in each of the above cases adjusted by the addition or subtraction of the Spread, if any,specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof;provided,however, that if such dealers are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect hereon on the Interest Determination Date next preceding such Interest Reset Date.

DETERMINATION OF COMMERCIAL PAPER RATE. If the Interest Rate Basis is Commercial Paper Rate, as indicated on the face hereof,said interest rate shall equal (a) the Money Market Yield (as defined herein) on the Interest Determination Date specified on the face hereof for commercial paper having the Index Maturity specified on the face hereof (1) as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System, under the heading "Commercial Paper", or (2) if such yield is not so published by 9:00 A.M., New York City time, on the Calculation Date (as specified below) pertaining to such Interest Determination Date, then as published by the Federal
Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government
Securities" under the heading "Commercial Paper" or (b) if neither of such yields is published by 3:00 P.M., New York City time, on such Calculation Date, the Money Market Yield of the arithmetic mean (rounded to the nearest .01%, with .005% rounded upwards)of the offered rates, as of 11:00 A.M., New
York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York, selected by the Calculation Agent, for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is AA or the equivalent, from a nationally recognized rating agency, in each of the above cases adjusted by the addition or subtraction of the Spread, if any,specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if such dealers are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect hereon on the Interest Determination Date next preceding such Interest Reset Date.

"Money Market Yield" shall be the yield (expressed as a percentage rounded to the nearest .01%, with .005% rounded upwards), calculated in accordance with the following formula:
    Money Market Yield =     D X 360       X 100
                         ------------
                         360 - (D X M)
where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

DETERMINATION OF FEDERAL FUNDS RATE. If the Interest Rate Basis is Federal Funds Rate, as indicated on the face hereof, said interest rate shall equal (a) the rate on the Interest Determination Date specified on the face hereof for Federal Funds (1) as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519) Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System under the heading "Federal Funds (Effective)" or (2) if such rate is not so published by 9:00 A.M., New York City time, on the Calculation Date (as specified below) pertaining to such Interest Determination Date, then as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government
Securities" under the heading "Federal Funds/Effective Rate" or
(b) if neither of such rates is published by 3:00 P.M., New
York City time, on such Calculation Date, the arithmetic mean (rounded to the nearest .01%, with .005% rounded upwards), as calculated by the Calculation Agent, of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York
City selected by the Calculation Agent as of 11:00 A.M., New
York City time, on such Interest Determination Date, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof,or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if such brokers are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest
Reset Date to which such Interest Determination Date relates shall be the rate hereon in effect on the Interest Determination Date next preceding such Interest Reset Date.

DETERMINATION OF LIBOR. If the Interest Rate Basis is LIBOR, as indicated on the face hereof, said interest rate shall equal either (a) if the method of calculation of LIBOR is specified on the face hereof to be "LIBOR - Reuters" or,if no method of calculation of LIBOR is specified, the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) as calculated by the Calculation Agent of offered rates for deposits in U.S. Dollars having the Index Maturity specified on the face hereof, commencing on the second day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market(a "London Business Day")
immediately following the Interest Determination Date
specified on the face hereof, which appears on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on such Interest Determination Date,adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof, or (b)if the method of calculation of LIBOR is specified on the face hereof to be "LIBOR - Telerate" the rate for deposits in U.S. Dollars having the Index Maturity specified on the face hereof which appears on the Telerate Page 3750 or such other page which may replace Telerate Page 3750 on that service for the purpose of displaying London Interbank offered rates of major banks (the "Telerate Page") as of 11:00 A.M., London time, on such Interest Determination Date, adjusted by the addition or subtraction of the Spread, if any,specified on the face hereof or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if less than two such offered rates appear, in the case of alternative (a) above, or if such rate does not appear on the Telerate Page, in the case of alternative (b) above, the Calculation Agent shall request the principal London office of each of four major banks in the London Interbank market selected by the Calculation Agent to provide a quotation of a rate at which deposits in U.S. Dollars are offered by each such bank to prime banks in the London Interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date having the Index Maturity specified on the face hereof commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount equal to an amount not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. Such rate of interest hereon shall equal the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of a percent)
of (a)    such quotations, if at least two quotations are
provided, or (b)if less than two quotations are provided, the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S.Dollars to leading European banks having the Index
Maturity specified on the face hereof commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount as aforesaid, in either case, adjusted by the addition or subtraction of the Spread, if any,specified on the face hereof or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the three banks selected as aforesaid by the Calculation Agent are not quoting as mentioned above, LIBOR shall be LIBOR in effect on such Interest Determination Date.

DETERMINATION OF TREASURY RATE. If the Interest Rate Basis is Treasury Rate, as indicated on the face hereof, said interest rate shall equal the rate for the most recent auction of direct obligations of the United States("Treasury bills") having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve
System in "Statistical Release H.15(519),Selected Interest
Rates" or any successor publication of the Board of Governors of the Federal Reserve System, under the heading "Treasury bills-auction average(investment)" on the Interest Determination Date specified on the face hereof or, if not so published by 9:00 A.M., New York City time, on the Calculation Date (as specified below)pertaining to such Interest Determination Date,the auction average rate (expressed as a bond equivalent, rounded to the nearest .01% with .005% rounded upwards, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury, in either case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof,or, by multiplication by the Spread Multiplier, if any, specified on the face hereof. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time,on such Calculation Date or if no such auction is held in a particular week, then the rate of interest hereon shall be calculated by the Calculation Agent and shall be a yield to Maturity(expressed as a bond equivalent, rounded to the nearest .01% with .005% rounded upwards, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis)of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity shown on the face hereof, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided,however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate hereon with respect to such Interest Determination Date shall be the rate in effect hereon with respect to the next preceding Interest Determination Date. The Calculation Date pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day or(ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date(or date of redemption or repayment) as the case may be.
The Chase Manhattan Bank(National Association)shall initially be the Calculation Agent. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing and will confirm in writing such calculation to the Trustee and any Paying Agent immediately after each determination. Neither the Trustee nor any Paying Agent shall be responsible for any such calculation. At the request of the Holder hereof, the Trustee will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

4. In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture. If the principal of any Original Issue Discount Note is declared to be due and payable, the amount of principal due and payable with respect to such Note shall be limited to the sum of the aggregate principal amount of such Note multiplied by the Issue Price(expressed as a percentage of the aggregate principal amount) indicated on the face hereof plus the original issue discount accrued from the Original Issue Date indicated on the face hereof but excluding the date of acceleration, which accrual shall be calculated using the"interest method" (computed in accordance with generally accepted accounting principles) in effect on the date of acceleration.

5. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series of Securities to be affected thereby. The Indenture also contains provisions permitting the Holder of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. As used in this paragraph the term "principal amount" means in the case of any Original Issue Discount Note the amount that would then be due and payable upon acceleration of the Maturity thereof, as specified in this Note.

6. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place,and rate, and in the coin or currency herein prescribed.

7. As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of like terms, provisions, and tenor,authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

8. The Notes are issuable only in registered form without coupons and, unless otherwise specified on the face hereof, in minimum denominations of $100,000 and in integral multiples of $1,000 for any amount in excess of the minimum denomination. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like terms, provisions and tenor and of different authorized denominations, as requested by the Holder surrendering the same.

 9. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

10. Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

11.  THIS NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12. The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

Please Insert Social Security or other Identifying Number of Assignee

- ------------------------------------------------------------
Please print or typewrite name and address of assignee

- ----------------------------------------------------------- the
within Note of ASSOCIATES CORPORATION OF NORTH AMERICA and hereby does irrevocably constitute and appoint

- --------------------------------------------------,Attorney,
to transfer the said Note on the books of the within-mentioned
Company, with full power of substitution in the premises.
Dated:
                 -------------------------------
                 NOTICE: The signature to this
                 assignment must correspond with
                 the name as written upon the
                 face of the Note in every
                 particular without alteration or
                 enlargement or any change whatever.